Exhibit 99.1

Press Release www.shire.com

Shire to announce first quarter 2015 results

Dublin, Ireland – April 21, 2015 – Shire plc (LSE: SHP, NASDAQ: SHPG), will announce first quarter 2015 earnings on Thursday April 30, 2015.

Results press release will be issued at:	12:00 BST / 07:00 EDT
Investor conference call time:	14:00 BST / 09:00 EDT

Live conference call for investors:
Flemming Ornskov, Chief Executive Officer and Jeff Poulton, Interim Chief Financial Officer will host the investor and analyst conference call at 14:00 BST/9:00 EDT.

The details of the conference call are as follows:

UK dial in:	0808 237 0030 or 020 3139 4830
US dial in:	1 866 928 7517 or 1 718 873 9077
International Access Numbers:	Click here
Password/Conf ID:	54094197#
Live Webcast:	Click here

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for three months. Details can be found on our Investor Relations website http://www.shire.com/shireplc/en/investors.

For further information please contact:

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX